UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 9, 2006


                        NATURAL GAS SERVICES GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             Colorado                        1-31398              75-2811855
  (State or other jurisdiction          (Commission File        (IRS Employer
of Incorporation or organization)            Number)         Identification No.)


2911 South County Road 1260 Midland, Texas                           79706
 (Address of Principal Executive Offices)                         (Zip Code)

                                  432-563-3974
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_}  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

     On December 18, 1998, the Board of Directors of Natural Gas Services Group, Inc. adopted the 1998 Stock Option Plan (the "1998 Plan"), and directed that the 1998 Plan be submitted to the shareholders for approval. The 1998 Plan became effective when it received such approval on December 18, 1998.

     On May 9, 2006, the Compensation Committee of the Board of Directors voted to amend the 1998 Plan and on that same date, the Board of Directors directed that such amendments be submitted for the approval of shareholders at the 2006 Annual Meeting of Shareholders. Such amendments will become effective if a majority of the votes cast are in favor of the proposal. If the amendments are not approved, the 1998 Plan will remain in force as originally adopted.

     The proposed amendments change the 1998 Plan in five principal respects as follows:

     1. The number of shares of common stock authorized for issuance under the 1998 Plan will be increased from 150,000 to 550,000 shares of common stock.

     2. The Compensation Committee will have a longer period during which it may grant options. The 1998 Plan, prior to amendment, provided that no grants could be made after December 17, 2008. As provided in the amendment, options can be granted until March 1, 2016.

     3. The 1998 Plan, prior to amendment, provided that the exercise price of incentive stock options granted to employees who do not own more than 10% of our common stock would be not less than 140% of the fair market value per share of our common stock on the date of grant. The amendment provides that the exercise price of incentive stock options granted to such employees under the 1998 Plan will be not less than 100% of the fair market value of our common stock on the date of grant.

     4. The 1998 Plan, prior to amendment, contained a provision allowing the Compensation Committee to increase, without shareholder approval, the number of shares of stock subject to the 1998 Plan from 150,000 shares to 400,000 shares. This provision of the 1998 Plan is eliminated in the amendment.

     5. The 1998 Plan, prior to amendment, provided that the Compensation Committee, in its sole discretion, could provide an optionee with the right to exchange, in a cashless transaction, all or part of a stock option for shares of our common stock on terms and conditions determined by the Compensation Committee. This provision of the 1998 Plan could potentially result in adverse accounting consequences under FASB Statement No. 123(R), which was recently adopted by Natural Gas Services Group. Therefore, this provision of the 1998 Plan is eliminated in the amendment.

     The purposes of the 1998 Plan, which are unchanged by the proposed amendment, are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.


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

Summary Description of the 1998 Plan

     The following summary of the 1998 Plan, as amended, is qualified in its entirety by reference to the text of the 1998 Plan, as amended, which is attached as Exhibit 10.1. The 1998 Plan has been and will continue to be administered by the Compensation Committee of the Board of Directors. Options granted under the 1998 Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not constitute incentive options. The Compensation Committee has full and final authority, in its discretion, to grant incentive stock options or nonstatutory stock options, to select the persons who would be granted stock options and determine the number of shares subject to each option, the duration and exercise period of each option and the terms and conditions of each option granted.

     The major provisions of the 1998 Plan as amended are as follows:

          Eligibility. The Compensation Committee is authorized to grant stock options to any person selected by the Compensation Committee, including employees, officers who are also directors of Natural Gas Services Group, directors who are not employees of Natural Gas Services Group and consultants. Incentive stock options may be granted only to employees of Natural Gas Services Group.

          Option Price. The option exercise price for shares of common stock issued upon exercise of an option is such price as is determined by the Compensation Committee. However, for incentive stock options granted to employees the option price will be not less than 100% of the fair market value of the Company's common stock on the date the option is granted, except that if an incentive stock option is granted to an employee who owns more than 10% of Natural Gas' outstanding common stock, the option price will be not less than 110% of the fair market value of the common stock on the date of grant. Fair market value for purposes of the 1998 Plan is the closing price of the common stock as reported on the American Stock Exchange on the relevant date.

          Duration of Options. Each stock option will terminate on the date fixed by the Compensation Committee, which shall be not more than ten years after the date of grant. However, in the case of an incentive stock option granted to an employee who, at the time the option is granted, owns stock representing more than 10% of the outstanding stock of Natural Gas Services Group, the term of the option will be five years from the date of grant or such shorter time as may be provided in the stock option agreement.

          Exercise Period. In the case of incentive stock options, if an optionee's employment is terminated for any reason, except death or disability, the optionee has three months in which to exercise an option (but only to the extent exercisable on the date of termination) unless the option by its terms expires earlier. If the employment of the optionee terminates by reason of total and permanent disability, the option may be exercised during the period of twelve months following termination of employment. If an optionee dies while an employee or within three months


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

     from the date of termination, the right to exercise shall terminate twelve months from the date of death. The options terminate immediately prior to the dissolution or liquidation of Natural Gas Services Group, unless the Compensation Committee gives each optionee the right to exercise his option as to all or any part of the option, including shares as to which the option would not otherwise be exercisable. If Natural Gas Services Group sells all or substantially all of its assets or merges with or into another entity in a transaction in which it is not the survivor, options will be assumed or an equivalent option will be substituted by the successor corporation, unless the Compensation Committee determines that the optionee has the right to exercise the option as to all of the shares, including shares as to which the option would not otherwise be exercisable. The Compensation Committee has the right to alter the terms of any option at grant or while outstanding pursuant to the terms of the 1998 Plan.

          Payment. Payment for stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. The
     Compensation Committee may, in its discretion, permit payment for the exercise price to be made in cash, check, other shares of common stock having a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which the option is exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares as permitted under the Colorado Business Corporation Act.

          Shares That May Be Issued under the 1998 Plan. A maximum of 550,000 shares of Natural Gas' common stock, as may be adjusted as described below, may be issued upon exercise of stock options granted under the 1998 Plan. This number includes the number of shares of Natural Gas' common stock originally authorized in 1998 (150,000 shares). Consequently, a total of 400,000 additional shares will be authorized pursuant to the proposed amendment. The 400,000 additional shares available represent approximately 3.35% of Natural Gas' common stock issued and outstanding on April 26, 2006. As of May 15, 2005, 140,500 shares of common stock have already been issued or are subject to currently outstanding stock options, leaving 9,500 shares of common stock available from the 150,000 shares originally authorized. The number of shares available under the 1998 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued will then become available for additional grants of options.

     Termination of and Amendments to the 1998 Plan The Board of Directors may terminate or amend the 1998 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of common stock of Natural Gas Services Group may be allocated to the 1998 Plan and no change in the class of employees eligible to receive incentive stock options or any other material amendment to the 1998 Plan may be made without the approval of the shareholders.


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

Item 9.01.  Financial Statements and Exhibits.

     (c)  Exhibits

     The exhibits listed below are furnished as exhibits to this Current Report on Form 8-K.

          Exhibit No.      Description of Exhibit
          -----------      ----------------------

             10.1 Natural Gas Services Group, Inc. 1998 Stock Option Plan, as amended on May 9, 2006

             10.2 Form of Nonstatutory Stock Option Agreement for non-employee directors

             10.3          Form  of  Incentive   Stock  Option   Agreement   for
                           employees

             10.4         Form  of  Nonstatutory  Stock  Option  Agreement  for
                           employees and consultants















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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NATURAL GAS SERVICES GROUP, INC.


                                             By: /s/ Stephen C. Taylor
                                                --------------------------------
                                                Stephen C. Taylor, Chairman
                                                of the Board, President and
                                                Chief Executive Officer


Dated:  May 15, 2006















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

                                  EXHIBIT INDEX



Exhibit No.                                  Description
-----------                                  -----------

   10.1 Natural Gas Services Group, Inc. 1998 Stock Option Plan, as amended on May 9, 2006

   10.2 Form of Nonstatutory Stock Option Agreement for non-employee directors

   10.3             Form of Incentive Stock Option Agreement for employees

   10.4 Form of Nonstatutory Stock Option Agreement for employees and consultants